Exhibit 10.2

WAIVER

This waiver (“Waiver”) is entered into as of October 16, 2026 (the “Waiver Date”), by and between Tenon Medical, Inc., a Delaware corporation (the “Company”), and WallachBeth Capital, LLC (the “Placement Agent”), in connection with that certain Placement Agency Agreement, dated as of August 27, 2026, by and between the Company and the Placement Agent (as may be amended, modified, or supplemented from time to time, the “Placement Agency Agreement”). Each of the Company and the Placement Agent is a “Party” to this Waiver and the Company and the Placement Agent are, collectively, the “Parties” hereto.

Capitalized terms used and not defined in this Waiver have the respective meanings ascribed to such terms in the Placement Agency Agreement or, if not defined therein, in the Purchase Agreement (as defined in the Placement Agency Agreement).

Whereas, the Company has entered into a Sales Agreement, dated as of August 11, 2026, with A.G.P./Alliance Global Partners (the “Sales Agreement”) for an “at-the-market” offering of shares of Common Stock in excess of $4,000,000 (the “ATM”) pursuant to a prospectus included in the Company’s registration statement on Form S-3 (File No. 333-298245), declared effective by the Commission on August 18, 2026 (the “Registration Statement”);

Whereas, the Company desires to increase the amount that it may offer and sell pursuant to the ATM (the “ATM Increase”)

Whereas pursuant to Section 5(j) of the Placement Agency Agreement, the Company may be restricted from increasing the dollar amount of shares issuable under the ATM;

Whereas the Company desires the Placement Agent to waive the provisions of Section 5(j) of the Placement Agency Agreement that may restrict the ATM Increase.

Now Therefore:

1.	The Placement Agent hereby irrevocably waives the restrictions of Section 5(j) of the Placement Agency Agreement, including Sections 5(j)(i) and 5(j)(ii) thereof, solely to the extent necessary to permit the Company to (i) file the ATM Prospectus Supplement(s) effecting the ATM Increase, (ii) enter into any amendment to the Sales Agreement related to the ATM Increase and the Placement Agent waives any right to injunctive relief or damages under Section 5(j) of the Placement Agency Agreement with respect thereto.

2.	Except as set forth above, all of the terms, conditions and provisions of the Placement Agency Agreement shall be and remain in full force and effect, including but not limited to the restriction in Section 5(j) of the Placement Agency Agreement on any sales pursuant to the ATM.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Waiver to be executed on the date first written above.

PLACEMENT AGENT:

WALLACHBETH CAPITAL, LLC

By:	/s/ Eric Schweitzer
	Name:	Eric Schweitzer
	Title:	Chief Compliance Officer

COMPANY:

TENON MEDICAL, INC.

By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer & President